Exhibit 32

CERTIFICATIONS OF CHIEF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Quarterly Report on Form 10-Q of Energy West, Incorporated for the quarter ended March 31, 2005, I, David A. Cerotzke, President and Chief Executive Officer of Energy West, Incorporated, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     (1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Energy West, Incorporated.

Date: May 13, 2005	/s/ David A. Cerotzke

David A. Cerotzke President and Chief Executive Officer (principal executive officer)

     In connection with the accompanying Quarterly Report on Form 10-Q of Energy West, Incorporated for the quarter ended March 31, 2005, I, Wade F. Brooksby, Principal Financial Officer of Energy West, Incorporated, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     (1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Energy West, Incorporated.

Date: May 13, 2005	/s/ Wade F. Brooksby

Wade F. Brooksby Chief Financial Officer (principal financial officer and principal accounting officer)